                        SUPER VISION INTERNATIONAL, INC.
                              8210 PRESIDENTS DRIVE
                             ORLANDO, FLORIDA 32809

                                 PROXY STATEMENT

                         RELATING TO THE ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 10, 1999

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        SUPER VISION INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

   ---------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)       Title of each class securities to which transaction applies:

         -----------------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5)       Total fee paid:

         -----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:

         -----------------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         3)       Filing Party:

         -----------------------------------------------------------------------
         4)       Date Filed:

         -----------------------------------------------------------------------

SUPER VISION INTERNATIONAL, INC.                      BRETT KINGSTONE
8210 PRESIDENTS DRIVE                                 CHAIRMAN OF THE BOARD AND
ORLANDO, FLORIDA  32809                               CHIEF EXECUTIVE OFFICER



April 5, 1999



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Super Vision International, Inc. The Annual Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Monday, the 10th day of May, 1999, at 9:30 a.m. Eastern Daylight Savings Time, and thereafter as it may from time to time be adjourned.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

         We look forward to seeing you at the Annual Meeting.

                                          Sincerely,





                                          /s/ Brett Kingstone

                        SUPER VISION INTERNATIONAL, INC.

--------------------------------------------------------------------------------

                                    NOTICE OF
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT

                          --------------------------------------
                          DATE:  MAY 10, 1999
                          TIME:  9:30 A.M.
                          PLACE: SUPER VISION INTERNATIONAL INC.
                                 8210 PRESIDENTS DRIVE
                                 ORLANDO, FLORIDA 32809
                          --------------------------------------

Dear Stockholders:

         At our Annual Meeting, we will ask you to:

         -        Elect six directors to the Board of Directors;

         - Ratify the selection of Ernst & Young, LLP as independent auditors for 1999; and

         - Transact any other business that may properly be presented at the Annual Meeting.

                                   RECORD DATE

         If you were a stockholder of record at the close of business on March 19, 1999, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 8210 Presidents Drive, Orlando, Florida 32809, for examination by any stockholder for any purpose germane to the meeting.

                               PROOF OF OWNERSHIP

         Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Super Vision shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Super Vision shares.

                               By order of the Board of Directors,



                                   /s/  Brett Kingstone
                               -------------------------------------------------
                                                  Brett Kingstone
                               Chairman of the Board and Chief Executive Officer

April 5, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING........................................ERROR! BOOKMARK NOT DEFINED.
   Why Did You Send Me this Proxy Statement?......................................................................5
   How Many Votes Do I Have?......................................................................................5
   How Do I Vote by Proxy?........................................................................................5
   May I Revoke My Proxy?.........................................................................................5
   How Do I Vote in Person?.......................................................................................6
   What Vote Is Required to Approve Each Proposal?................................................................6
   Is Voting Confidential?........................................................................................6
   What Are the Costs of Soliciting the Proxies?..................................................................6
   How Can I Obtain an Annual Report on Form 10-KSB?..............................................................7
INFORMATION ABOUT SUPER VISION INTERNATIONAL, INC. COMMON STOCK OWNERSHIP.........................................7
   How Much Stock is Owned By Directors, Executive Officers and At Least 5% Stockholders?.........................7
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS................................................................9
   The Board of Directors.........................................................................................9
   The Committees of the Board....................................................................................9
   How We Compensate Directors....................................................................................9
   The Executive Officers........................................................................................10
   Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply with Section 16(a) Beneficial
   Ownership Reporting in 1998?..................................................................................10
   How We Compensate Executive Officers..........................................................................10
SUMMARY COMPENSATION TABLE.......................................................................................10
OPTION GRANTS DURING 1998........................................................................................11
AGGREGATE OPTION EXERCISES DURING 1998 AND YEAR-END OPTION VALUES................................................11
1994 STOCK OPTION PLAN...........................................................................................11
ARRANGEMENTS WITH OFFICERS AND DIRECTORS.........................................................................12
CHANGES WITH ACCOUNTS............................................................................................13
   Proposal 1:  Elect Six Directors..............................................................................14
   Proposal 2:  Ratify Selection of Independent Auditors for 1999................................................15
OTHER MATTERS....................................................................................................16
INFORMATION ABOUT STOCKHOLDER PROPOSALS..........................................................................16
   Proxy for 1999 Annual Meeting of Stockholders.................................................................17

                             PROXY STATEMENT FOR THE
                        SUPER VISION INTERNATIONAL, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

         The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 5, 1999 to all stockholders entitled to vote. Stockholders who owned Super Vision International common stock at the close of business on March 19, 1999 are entitled to vote. On this record date, there were 2,020,418 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (including both Class A and Class B) is our only class of voting stock.

HOW MANY VOTES DO I HAVE?

         Each share of Class A common stock that you own entitles to one vote for each matter to be acted upon at the Annual Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Annual Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

HOW DO I VOTE BY PROXY?

         Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

         -        "FOR" the election of all six nominees for director; and

         - "FOR" the ratification of Ernst & Young, LLP as independent auditors for 1999.

         If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

         If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

         -        You may send in another proxy with a later date;

         - You may notify Super Vision's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

         -        You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

         If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 19, 1999, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECT SIX DIRECTORS     The six nominees for director who receive
                                    the most votes (a "plurality" as required by
                                    Delaware law) will be elected. So, if you do
                                    not vote for a particular nominee, or you
                                    indicate "withhold authority to vote" for a
                                    particular nominee on your proxy card, your
                                    vote will not count either "for" or
                                    "against" the nominee. A "broker non-vote"
                                    (i.e., when a broker does not have authority
                                    to vote on a specific issue) will also have
                                    no effect on the outcome since only a
                                    plurality of votes actually cast is required
                                    to elect a director.

PROPOSAL 2:                         The affirmative vote of a majority of the
RATIFY SELECTION OF AUDITORS        Class A and Class B shares present in
                                    person or by proxy at the Annual Meeting is
                                    required to ratify the selection of
                                    independent auditors. Shares represented by
                                    proxy which are marked "abstain" will have
                                    the effect of a vote against Proposal 2. A
                                    broker non-vote will not have the effect of
                                    a vote against Proposal 2, since broker
                                    non-votes are considered "not entitled to
                                    vote" on that matter.

QUORUM; THE EFFECT OF               A majority of the outstanding shares of
BROKER NON-VOTES AND ABSTENTIONS    Class A and Class B common stock represented
                                    in person or by proxy will constitute a
                                    quorum. Your broker is not entitled to vote
                                    on a proposal unless it receives
                                    instructions from you. Even if your broker
                                    does not vote your shares on a proposal,
                                    such broker non-votes will count as shares
                                    present for purposes of determining the
                                    presence or absence of a quorum for the
                                    transaction of business. Similarly,
                                    abstentions are also counted for determining
                                    if a quorum is present.

IS VOTING CONFIDENTIAL?

         As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

WHAT ARE THE COSTS OF SOLICITING THE PROXIES?

         Super Vision pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

HOW CAN I OBTAIN AN ANNUAL REPORT ON FORM 10-KSB?

         The 1999 Annual Report was filed with the Securities and Exchange Commission on or about March 24, 1999. If you would like a copy of the Annual Report (including financial statements, but without exhibits), without charge, please write to:

                  Corporate Secretary
                  Super Vision International, Inc.
                  8210 Presidents Drive
                  Orlando, Florida  32809



    INFORMATION ABOUT SUPER VISION INTERNATIONAL, INC. COMMON STOCK OWNERSHIP


HOW MUCH STOCK IS OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND AT LEAST 5% STOCKHOLDERS?

         The following table shows, as of February 26, 1999, (a) all persons we know to be "beneficial owners" of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

                                                                   Shares Beneficially Owned
                                           -------------------------------------------------------------------------
                                                     Number                   Percent Ownership
                                           -------------------------       ---------------------           Total
                                           Class A           Class B       Class A       Class B        Voting Power
                                           -------           -------       -------       -------        ------------

Brett M. Kingstone(3)..............        332,187           483,264        16.44%         100%            61.94%
Edgar Protiva(4)...................         20,208                 *         1.00%           *                 *
Eric Protiva(4)....................         20,208                 *         1.00%           *                 *
Brian McCann(5)....................          9,000                 *            *            *                 *
Anthony Castor III(5)(6)...........          8,000                 *            *            *                 *
John Stanney(7)....................         53,250                 *         2.63%           *              1.20%
Hayward Industries, Inc.(8)........        353,072                 *        17.47%           *              7.95%
Cooper Lighting, Inc. (9)..........        250,369                 *        12.39%           *              5.64%
All executive officers and
  directors as a group (six
  persons) (10)....................        442,853           483,264        21.91%         100%            64.44%

---------------------

* Represents a percentage of beneficial ownership that is less than 1%.

(1) Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of February 26, 1999 was calculated based upon 2,503,682 outstanding shares, consisting of 2,020,418 shares of Class A and 483,264 shares of Class B common stock outstanding.

(3) This amount includes 298,187 shares of Class A common stock that may be acquired upon exercise of warrants that were exercisable as of February 26, 1999, or that will become exercisable within 60 days after February 26, 1999. Mr. Kingstone has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of Mr. Kingstone's warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if Mr. Kingstone fully or partially exercises his option to purchase 289,187 shares of Class A common stock. Similarly, Mr. Kingstone has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of Mr. Kingstone's warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if Mr. Kingstone fully or partially exercises his option to purchase the 289,187 shares of Class A common stock.
(4) All of these shares consist of Class A common stock. This amount includes 10,208 shares held in escrow which are subject to forfeiture and which will be contributed to the capital of Super Vision if Super Vision does not reach certain earnings levels or if the market price of Super Vision's Class A common stock does not achieve certain targets by March 1999. This amount also includes 10,000 shares that may be acquired upon the exercise of each individual's options granted for serving as a director of Super Vision that were exercisable as of February 26, 1999, or that will become exercisable within 60 days after February 26, 1999.
(5) All of these shares consist of Class A common stock, and all may be acquired upon the exercise of options granted for serving as a director of Super Vision that were exercisable as of February 26, 1999, or that will become exercisable within 60 days after February 26, 1999.
(6) This amount does not include shares of Class A common stock beneficially owned by Hayward Industries, Inc. Mr. Castor previously served as the President and Chief Executive Officer of Hayward Industries, Inc.
(7) All of these shares consist of Class A common stock, and all may be acquired upon the exercise of stock options that were exercisable as of February 26, 1999, or that will become exercisable within 60 days after February 26, 1999.
(8) The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 103,592 warrants to purchase Class A common stock that were exercisable as of February 26, 1999, or that will become exercisable within 60 days after February 26, 1999. However, this amount does not include (a) warrants to purchase up to 149,688 shares of Class A common stock at $8.02 per share, subject to the satisfaction of certain contingencies set forth in a distributorship agreement with Super Vision, (b) warrants to purchase up to 518,200 shares of Class A common stock, subject to exercise of Super Vision's other outstanding Class A warrants and Class B warrants, or (c) up to 28,918 shares that maybe acquired upon exercise of the options owned by Hayward Industries described in footnote (3) above.
(9) The address of Cooper Industries, Inc. is 400 Busse Road, Elk Grove Village, Illinois 60007-2195. This amount represents shares of Class A common stock, but does not include (a) warrants to purchase up to 250,369 shares of Class A common stock at $8.02 per share, subject to the satisfaction of certain contingencies set forth in a distributorship agreement with Super Vision, (b) warrants to purchase up to 517,950 shares of Class A common stock, subject to exercise of Super Vision's other outstanding Class A warrants and Class B warrants, and (c) up to 28,918 shares that may be acquired upon exercise of the options owned by Hayward Industries described in footnote (3) above.
(10) This amount includes 360,521 shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of February 26, 1999, or that will become exercisable within 60 days after February 26, 1999. This amount does not include an aggregate of 65,000 shares that may be acquired upon exercise of options held by executive officers of Super Vision which are not exercisable during the next 60 days.

         As of March 19, 1999, the directors and executive officers of Super Vision and certain entities affiliated with them beneficially owned (i) Class A common stock representing 22% of the outstanding shares of Class A common stock,
(ii) Class B common stock representing 100% of the outstanding shares of Class B common stock, and (iii) 64% of the aggregated combined votes of Class A common stock and Class B common stock entitled to be cast at the Annual Meeting.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

         The Board of Directors oversees the business and affairs of Super Vision International and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings.

         The Board met three times during fiscal year 1998 and acted by unanimous consent five times. Attendance at the Board and committee meetings was at least 75% for each director.

THE COMMITTEES OF THE BOARD

         The Board had two permanent committees in fiscal year 1998: the Audit Committee and the Stock Option Committee. There is no compensation or nominating committee.

THE AUDIT COMMITTEE                        The Audit Committee reviews and approves the audit reports rendered by the Company's independent auditors and reviews the effectiveness of Super
                                           Vision's internal accounting methods and procedures. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors. For fiscal year 1998, Messrs. Edgar
                                           Protiva and Anthony Castor served as members of the Audit Committee.  The
                                           Audit Committee met two times during fiscal year 1998.

THE STOCK OPTION COMMITTEE                 The Stock Option Committee administers Super Vision's 1994 Stock
                                           Option Plan. For fiscal year 1998, Messrs. Edgar Protiva and Eric Protiva served as members of the Stock Option Committee. The Stock Option
                                           Committee took action by written consent ten times during fiscal year 1998.

HOW DO WE COMPENSATE OUR DIRECTORS?

MEETING FEES                               We compensate directors who are not employees of Super Vision with a fee
AND EXPENSES                               of approximately $500 for each Board and committee meeting.  We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

STOCK AWARDS                               During fiscal year 1998, pursuant to the 1994 Stock Option Plan, we granted options to purchase 1,000 shares of Class A common stock to Messrs. Eric Protiva, Edgar Protiva, Brian McCann, and Anthony
                                           Castor, all directors of Super Vision.

THE EXECUTIVE OFFICERS

         Except for Mr. John P. Stanney, whose biography is provided below, the biographies of Super Vision's current executive officers and directors, are included under "Proposal 1: Elect Six Directors," below at pages 14 through 15.

JOHN P. STANNEY                            Mr. Stanney has been President of Super Vision since December
President                                  1997 and continues as Chief Financial Officer and Secretary of
Age 35                                     Super Vision, since his appointment to such positions in May
                                           1994. He has been the Chief Operating Officer of Super
                                           Vision from May 1994 until December 1997. From August
                                           1992 until joining Super Vision, Mr. Stanney, a
                                           certified public accountant, served as Controller of
                                           Graseby Electro Optics, Inc. From July 1989 until July
                                           1992, Mr. Stanney was a certified public accountant
                                           with Greenwalt Sponsel & Company in Indianapolis,
                                           Indiana. From July 1986 to July 1989, he served as an
                                           auditor for Ernst & Young, LLP in San Jose, California.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1998?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Super Vision common stock and to provide Super Vision with copies of the reports. Based solely on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for fiscal year 1998.

HOW DO WE COMPENSATE OUR EXECUTIVE OFFICERS?

         The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 1998 and aggregate options exercised in fiscal year 1998 for the Chief Executive Officer and our other most highly compensated (i.e., over $100,000 per year) executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-term
                                       Annual compensation                           compensation awards
                                 -------------------------------    ---------------------------------------------------
                                                                      Options         LTIP                 All other
                                 Year     Salary         Bonus      # of Shares      Payouts            Compensation(3)
                                 ----    ---------      --------    -----------      -------            ---------------

Brett M. Kingstone(1)            1998    $ 129,846            --           --        $ 3,473               $ 12,000
                                 1997    $  97,504      $ 25,137       64,000        $ 3,679               $ 13,340
                                 1996    $  85,961      $ 35,663           --             --               $ 15,084
John P. Stanney(2)               1998    $  98,846            --       10,000        $   875               $ 12,000


----------

(1) Mr. Kingstone is the Chief Executive Office of Super Vision International, Inc., and the Chairman of its Board of Directors.
(2)    Mr. Stanney is the President and Secretary of Super Vision.
(3) Represents a monthly allowance of $1,000 to include automobile and other related expenses.

                      OPTION GRANTS DURING FISCAL YEAR 1998

         The following table shows information about grants of stock options to the executive officers named in the Summary Compensation Table pursuant to the stock option plan or otherwise during fiscal year 1998.

                      OPTION GRANTS DURING FISCAL YEAR 1998

                                                                    % of Total
                                                                  Options Granted     Exercise or
                                                    Options       to Employees in      Base Price      Expiration
                  Name                          Granted(shares)     Fiscal Year        ($/share)          Date
-----------------------------------------       ---------------     -----------        ---------      ------------

John P. Stanney..........................           10,000             20.3%             $4.00        November 2008



  AGGREGATE OPTION EXERCISES DURING FISCAL YEAR 1998 AND YEAR-END OPTION VALUES

         None of the options held by the executive officers listed in the "Summary Compensation Table" above were exercised in fiscal year 1998. The following table shows information about the value of unexercised stock options at December 31, 1998 for the executive officers listed below.


                                              Number of Securities Under-       Value of Unexercised In-
                                               lying Unexercised Options          the-Money Options at
                                                  at December 31, 1998            December 31, 1998(1)
                                               --------------------------      ---------------------------
                                               Exercisable  Unexercisable      Exercisable   Unexercisable
                                               -----------  -------------      -----------   -------------

                  Brett M. Kingstone....          34,000        30,000              --             --
                  John P. Stanney.......          50,750        37,500             625            625



----------
(1) The dollar values are calculated by determining the difference between $4.125 per share, the closing bid price of common stock on December 31, 1998, and the exercise price of the stock options. "In-the-Money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.


                             1994 STOCK OPTION PLAN

         Super Vision's employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The plan, which expires in January 2004, is administered by the Stock Option Committee of the Board of Directors. The purposes of the plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the committee in granting options pursuant to the plan are consistent with these purposes.

         Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant. No options may be granted under the plan after January 2004. Options may be granted only to such employees, officers, directors, consultants and advisors as the committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

         An optionee may be granted more than one option under the plan. The committee will, in its discretion, determine (subject to the terms of the plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the plan.

         The Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the plan, materially increase the benefits under the plan, or modify the class of persons eligible to receive options under the plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.


                    ARRANGEMENTS WITH OFFICERS AND DIRECTORS

         Prior to September 1996, Super Vision's executive offices and production facilities were located in Orlando, Florida in approximately 17,000 square feet of leased space. The lease would have expired in March 1999, and the base monthly rental for this facility was approximately $9,000. Max King Realty, an entity controlled by Mr. Kingstone, owned the building which housed Super Vision's executive offices.

         On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty for warehouse space and the relocation of Super Vision's principal executive offices and production facility. The new space consists of approximately 70,000 square feet that Super Vision began occupying on August 15, 1997. Super Vision relocated its principal executive offices and production facility and began making lease payments on May 1, 1997. The lease term expires in May 2012, and the average monthly lease payment is approximately $64,500.

         On September 25, 1996, the Company entered into a Stock Purchase Agreement and a Distributorship Agreement with Hayward Industries, Inc. Under the terms of the Distributorship Agreement, Hayward acts as the exclusive, worldwide distributor for Super Vision in the pool, spa and hot tub market. Under the terms of the Stock Purchase Agreement, Hayward purchased 249,480 shares of Super Vision's Class A common stock from Super Vision, at a price of $8.02 per share. In addition, Super Vision granted warrants for the purchase of up to 249,480 additional shares, at an exercise price of $8.02 per share. Vesting of the warrants is tied to achievement of annual minimum purchase commitments contained in the Distributorship Agreement. The warrants have a 10-year life and expire September 25, 2006. As of December 31, 1998, total vested warrants related to Hayward's achievement of annual minimum purchase commitments was 99,792.

         Additionally, Super Vision issued 522,000 warrants to purchase up to 522,000 shares of Class A common stock to Hayward, which warrants contain certain other pre-emptive rights in the event of a transaction that would otherwise result in Hayward's ownership of Super Vision falling below 10% of Super Vision's Class A common stock. The 522,000 warrants are exercisable subject to exercise of Super Vision's other outstanding warrants at a price equal to the then current market price. These warrants expire in May 1999. As of December 31, 1998, 3,800 warrants were exercisable under the Stock Purchase Agreement. Super Vision has granted Hayward rights of first refusal to acquire any securities proposed to be sold by Super Vision to competitors of Hayward. Super Vision has granted Hayward certain registration rights with respect to the shares of common stock acquired under the Stock Purchase Agreement and shares issuable upon exercise of the warrants described above under the Securities Act of 1933, as amended. Hayward also has the right to designate one director to Super Vision's Board of Directors, but has not designated a director as of the mailing date of this Proxy Statement.

         On November 23, 1998, Super Vision entered into a Stock Purchase Agreement with Cooper Lighting, Inc., a subsidiary of Cooper Industries, Inc. (a New York Stock Exchange company trading under the symbol "CBE"), pursuant to which Super Vision sold to Cooper 250,369 shares of its Class A common stock for a purchase price of $2,000,000. In addition, Super Vision entered into a Distributorship Agreement with Cooper and Cooper Industries (Canada), Inc., another subsidiary of Cooper, pursuant to which Cooper and Cooper Canada were granted the exclusive distribution rights in the United States and Canada to

Super Vision's fiber optic products in the commercial, residential, industrial, institutional and public transportation markets, including, but not limited to, any and all lighting applications in or related to architectural lighting, accent lighting, down lighting, display cases, landscaping, confinement, explosion-proof, clean rooms, traffic signals, signage, outdoor area and emergency/exit lighting. In consideration for these rights, Cooper has agreed, in accordance with the terms of the Distributorship Agreement, to purchase up to $47,000,000 of Super Vision's products over the next five years, with the possibility for renewal after such period.

         Cooper was also granted a ten year warrant to purchase an additional 250,369 shares of Class A common stock of Super Vision at $8.02 per share, and a warrant to purchase an additional 517,950 shares of Class A common stock at fair market value if the number of outstanding shares of Class A common stock of Super Vision is increased as a result of the exercise of Super Vision's currently outstanding warrants. Cooper was granted registration rights with respect to the shares of Class A common stock sold pursuant to the Stock Purchase Agreement and the shares of Class A common stock issuable upon exercise of the warrants. Cooper also has the right to designate one director to Super Vision's Board of Directors, and in January 1999, Cooper appointed Fritz Zeck to the Board of Directors of Super Vision. For more information about Mr. Zeck, see "Proposal 1: Elect Six Directors", below at pages 14 to 15.


                             CHANGES IN ACCOUNTANTS

         The independent auditor of Super Vision from January 1, 1997 through September 30, 1997 was Coopers & Lybrand, L.L.P. Super Vision terminated Coopers on September 30, 1997. Super Vision's decision to terminate Coopers was based on performance issues and was not the result of any dispute with Coopers concerning accounting issues. Super Vision's decision was subsequently ratified by its Board of Directors; at the time of termination, Super Vision did not have an audit or similar committee charged with recommending or otherwise approving the decision to terminate Coopers.

         The reports of Coopers on Super Vision's financial statements as of and for the two years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer, and the financial statements were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During Super Vision's fiscal year ended December 31, 1997, and during the interim periods up to the date of its termination, Coopers claimed there was a disagreement with Super Vision as to the proposed accounting treatment for a lease with an entity owned by Mr. Kingstone for new principal executive offices located in Orlando, Florida. The issue identified by Coopers was whether the lease should be accounted for as a capital lease or an operating lease.

         Coopers took the position that the lease should be accounted for as a capital lease. Super Vision, believing it had bona fide arguments that the lease should be accounted for as an operating lease, asked Coopers local office to appeal its determination first to a regional and later, based on new information, to a national level. The question during both of these appeals was the appropriate interpretation of "fair market value" with respect to the lease. Coopers ultimately determined that the lease should be accounted for as a capital lease. Super Vision accepted this final determination and informed Coopers, through Super Vision's Chief Financial Officer, that the lease would be accounted for in accordance with Coopers's finding. Super Vision believes that the accounting for the lease has been finalized by communicating its acceptance of Coopers's finding and the Company's agreement to account for the lease as recommended by Coopers.

         Super Vision's Board of Directors did not discuss the disagreement with Coopers or Ernst & Young, LLP, its new independent auditors.

         Super Vision has authorized Coopers to respond fully to any inquiries of Ernst & Young concerning the subject matter of the above dispute.

PROPOSAL 1:  ELECT SIX DIRECTORS

         The Board has nominated six directors for election at the Annual Meeting to serve until the 2000 Annual Meeting of Stockholders, or until their successors are elected and qualified. All nominees are currently directors of Super Vision.

         If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    NOMINEES

BRETT M. KINGSTONE                  Mr. Kingstone has been Chairman of the
Chief Executive Officer and         Board, Chief Executive Officer and President
Chairman of Board of Directors      of Super Vision since he founded Super
Age 39                              Vision in January 1991. From October 1985
                                    until January 1991, Mr. Kingstone served as
                                    an independent consultant in the area of
                                    fiber optic technology. Prior to that, from
                                    December 1988 until October 1989, he served
                                    as President of Fibermedia Corporation in
                                    Boulder, Colorado. From January 1984 to
                                    August 1985, he was a partner in Kingstone
                                    Prato, Inc., a venture capital partnership
                                    in Boulder, Colorado. From August 1981
                                    through December 1983, he served as Vice
                                    President of Sales of Gekee Fiber Optics,
                                    Inc. in Palo Alto, California. Mr. Kingstone
                                    is a graduate of Stanford University and the
                                    author of two books The Student
                                    Entrepreneur's Guide (McGraw-Hill) and The
                                    Dynamos (John Wiley & Sons; Koksaido Press).

EDGAR PROTIVA                       Mr. Protiva became a director of Super
Director                            Vision in March 1994. For more than the past
Age 59                              five years, Mr. Protiva has been engaged in
                                    merchant banking with K.C.L. Associates. Mr.
                                    Protiva is the brother of Eric Protiva,
                                    another director of Super Vision.

ERIC V. PROTIVA                     Mr. Protiva became a director of Super
Director                            Vision in March 1994. For more than the past
Age 63                              five years, Mr. Protiva has been the
                                    Chairman of AMS Electronic GmBh, an entity
                                    headquartered in Munich, Germany which he
                                    founded in 1982. AMS Electronic GmBh, which
                                    together with its majority-owned
                                    subsidiaries, is engaged in the electronic
                                    and fiber optics components and systems
                                    business in Europe. Mr. Protiva is the
                                    brother of Edgar Protiva, another director
                                    of Super Vision.

BRIAN MCCANN                        Mr. McCann became a director of Super
Director                            Vision in October 1995. From February 1998
Age 33                              until present, Mr. McCann has served as the
                                    President of ADVA Optical Networking, Inc.
                                    From 1996 to 1998, Mr. McCann was the Vice
                                    President of North American Business
                                    Development for ADVA GmbH Optical Solutions
                                    of Munich, Germany. For more than the past
                                    five years, Mr. McCann has held successive
                                    positions as Director of Sales and Marketing
                                    and Product Manager for 3M Specialty Optical
                                    Fibers.

ANTHONY T. CASTOR III               Mr. Castor became a director of Super Vision
Director                            in September 1996. From January 1998 until
Age 47                              present, Mr. Castor has served as President
                                    and Chief Executive Officer of Precision
                                    Industrial Corporation, a worldwide supplier
                                    of capital equipment for processing
                                    sheetmetal. From 1994 until October 1997,
                                    Mr. Castor was the President and Chief
                                    Executive Officer of Hayward Industries,
                                    Inc., a supplier of pumps, filters, heaters
                                    and other accessories for the pool and spa
                                    industries and industrial equipment. From
                                    1987 to 1993, Mr. Castor was Corporate Vice
                                    President of Crompton & Knowles Corporation,
                                    a supplier of specialty chemicals and
                                    process equipment and President of its
                                    wholly-owned subsidiary, Ingredient
                                    Technology Corporation.

FRITZ ZECK                          Mr. Zeck became a director of Super Vision
Director                            in January 1999. From 1994 until present,
Age 58                              Mr. Zeck has served as President of Cooper
                                    Lighting. Prior to this he served as Vice
                                    President of Sales for the Company since he
                                    started in 1985. Mr. Zeck joined Metalux in
                                    1976 where he was Regional Sales Manager for
                                    the Central portion of the United States. He
                                    founded Lumark Lighting in 1978, which was a
                                    division of Metalux.


    -------------------------------------------------------------------------
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL SIX NOMINEES
                                 FOR DIRECTOR.
    -------------------------------------------------------------------------


         PROPOSAL 2:  RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 1999

         We are asking you to ratify the Board's selection of Ernst & Young, LLP, certified public accountants, as independent auditors for fiscal year 1999. The Audit Committee recommended the selection of Ernst & Young to the Board. Ernst & Young has served as the independent auditors of Super Vision International since September 1997.

         A representative of Ernst & Young will attend the Annual Meeting to answer your questions.

         We are submitting this proposal to you because the Board believes that such action follows general corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction from you to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Super Vision and our stockholders.

    -------------------------------------------------------------------------
          THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS FOR 1999.
    -------------------------------------------------------------------------




         A COPY OF SUPER VISION'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITH FINANCIAL STATEMENTS AND THE SCHEDULES THERETO BUT WITHOUT ANY OTHER EXHIBITS, WILL BE MAILED TO THE STOCKHOLDERS OF SUPER VISION UPON REQUEST AND WITHOUT CHARGE.

         For Further information on obtaining the 1999 Annual Report, see "How Can I Obtain An Annual Report on Form 10-KSB", above at page 7.


                                  OTHER MATTERS

         Management does not know of any matters to be presented for action at the meeting other than the election of directors and the ratification of the independent auditors, as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.


                     INFORMATION ABOUT STOCKHOLDER PROPOSALS


         Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2000 Annual Meeting must forward the proposal to the Secretary at the address set forth below in time to arrive at our offices no later than December 6, 1999. This December 6, 1999 deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2000 Annual Meeting is 30 calendar days earlier or later than May 10, 2000. The notice provided by the stockholders must contain:

         -        a complete and accurate description of the proposal;
         - a statement that the stockholder (or the stockholder's legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;
         - the stockholder's name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and
         - a complete and accurate description of any material interest of such stockholder in such proposal.

         All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

         Under the proxy rules, in the event Super Vision receives notice of a stockholder proposal to take action at the next annual meeting that is not submitted for inclusion in the proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by Super Vision International to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at our offices by February 20, 2000.

         If you wish to submit a stockholder proposal for the 2000 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.

                               By order of the Board of Directors,



                                      Brett M. Kingstone
                               Chairman of the Board and Chief Executive Officer

April 5, 1999

                        SUPER VISION INTERNATIONAL, INC.
    PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Brett M. Kingstone or John P. Stanney, or either of them, as attorney and proxy, with the power to appoint a substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Super Vision which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Super Vision to be held Monday, May 10, 1999, or at any and all adjournments or postponements thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 5, 1999.

Proposal 1:       To consider and act upon a proposal to elect Messrs. Brett
                  M. Kingstone, Edgar Protiva, Eric Protiva, Brian McCann,
                  Anthony Castor III and Fritz Zeck as directors to hold office for one-year terms or until their successors are elected and qualified.

                  [ ] FOR ELECTION OF ALL NOMINEES (except as shown below)
                  [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

                  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW:

                      Brett M. Kingstone    Edgar Protiva         Eric Protiva
                      Brian McCann          Anthony Castor III    Fritz Zeck

Proposal 2:       To appoint Ernst & Young, LLP as independent auditors for
                  1999.

                  [ ] FOR APPOINTMENT   [ ] AGAINST APPOINTMENT   [ ] ABSTAIN

Proposal 3.       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

                  [ ] AUTHORIZED TO VOTE        [ ] ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED, FOR THE INDEPENDENT AUDITORS, AND THE PROXY HOLDERS WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 3 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

         Please mark, date and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as corporate officer, partner, attorney, executor, administrator, trustee or guardian, please specify your full title as such.

Dated:
      --------------------                --------------------------------------
                                          Signature

Dated:
      --------------------                --------------------------------------
                                          Signature if held jointly